Exhibit 10.1

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

THIS FIRST AMENDMENT TO FORBEARANCE AGREEMENT made this 26th day of April, 2010 by and among SYNERGX SYSTEMS INC. (“Borrower”), a corporation organized and existing pursuant to the laws of the State of Delaware, having an address at 209 Lafayette Drive, Syosset, New York 11791, and TD BANK, N.A. f/k/a TD Banknorth, N.A., a national association, successor by merger to Hudson United Bank (“Lender”), with a place of business at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Casey Systems Inc., a corporation of the State of New York, having an address at 209 Lafayette Drive, Syosset, New York 11791, Casey Fire Systems Inc., a corporation of the State of Delaware, having an address at 209 Lafayette Drive, Syosset, New York 11791 and Casey Systems Technologies Inc., a corporation of the State of Delaware, having an address at 209 Lafayette Drive, Syosset, New York 11791 (Casey Systems Inc., Casey Fire Systems Inc. and Casey Systems Technologies Inc. are hereinafter collectively referred to as, “Guarantor”).

W I T N E S S E T H:

WHEREAS:

A. Borrower entered into a revolving loan agreement with Hudson United Bank (“Hudson”) on October 9, 2003 and pursuant to such revolving loan agreement, Borrower executed and delivered to Lender its promissory note in the original principal amount of THREE MILLION AND NO/100 (3,000,000.00) DOLLARS (the Revolving Note);

B. Borrower subsequently requested that Hudson continue to provide financing under the Revolving Loan and otherwise modify the terms and conditions of the aforementioned revolving loan agreement;

C. Hudson agreed to continue to provide financing under the Revolving Loan and to otherwise modify certain other terms and conditions of the aforementioned revolving loan agreement strictly in accordance with the terms and conditions of a first amendment to revolving loan agreement, promissory note and other loan documents dated April 11, 2005;

D. Borrower again requested that Lender extend the maturity date of the Revolving Loan and the Revolving Note, release General Sound (Texas) Company from its guaranty of the obligations of Borrower to Lender and make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement;

E. Lender agreed to extend the maturity date of the Revolving Loan and the Revolving Note, to release General Sound (Texas) company from its guaranty of the obligations of Borrower to Lender and to make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement strictly in accordance with the terms and conditions of a second amendment to revolving loan agreement, promissory note and other loan documents dated as of September 29, 2006;

F. Borrower then request that Lender increase the amount of funds available under the Revolving Loan from “THREE MILLION and 00/100 (3,000,000.00) DOLLARS” to “THREE MILLION FIVE HUNDRED THOUSAND and 00/100 (3,500,000.00) DOLLARS,” modify the inventory cap and make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement;

G. Lender agreed to increase the amount of funds available under the Revolving Loan from “THREE MILLION and 00/100 (3,000,000.00) DOLLARS” to “THREE MILLION FIVE HUNDRED THOUSAND and 00/100 (3,500,000.00) DOLLARS,” to modify the inventory cap and to make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement in accordance with the terms and conditions of a third amendment to revolving loan agreement, promissory note and other loan documents dated August 31, 2007;

H. In connection with the third amendment, Borrower executed and delivered to Lender its promissory note in the original principal amount of $3,500,000.00 dated August 31, 2007 (the “Restated Revolving Note”);

I. Borrower then requested that Lender extend the Termination Date of the Revolving Loan and the Restated Revolving Note from “January 1, 2008” to “January 31, 2009,” waive a financial covenant violation and make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement;

J. Lender agreed to extend the Termination Date of the Revolving Loan and the Restated Revolving Note from “January 31, 2008” to “January 31, 2009,” to waive a financial covenant violation and to make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement in accordance with the terms and conditions of a fourth amendment to revolving loan agreement, promissory note and other loan documents dated December 28, 2007;

K. Borrower again requested that Lender extend the Termination Date of the Revolving Loan and the Restated Revolving Note from “January 31, 2009” to “October 1, 2009,” reduce the amount of funds available under the Revolving Loan from “THREE MILLION FIVE HUNDRED THOUSAND and 00/100 (3,500,000.00) DOLLARS” to “TWO MILLION FIVE HUNDRED THOUSAND and 00/100 (2,500,000.00)  DOLLARS,” modify the interest rate payable on the Revolving Loan and the Restated Revolving Note, waive certain financial covenant violations and make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement;

L. Lender agreed to extend the Termination Date of the Revolving Loan and the Restated Revolving Note from “January 31, 2009” to “October 1, 2009,” to reduce the amount of funds available under the Revolving Loan from “THREE MILLION FIVE HUNDRED THOUSAND and 00/100 (3,500,000.00) DOLLARS” to “TWO MILLION FIVE HUNDRED THOUSAND and 00/100 (2,500,000.00)  DOLLARS,” to modify the interest rate payable on the Revolving Loan and the Restated Revolving Note, to waive certain financial covenant violations and to make certain other modifications and changes to the terms and conditions of the aforementioned revolving loan agreement in accordance with the terms and conditions of a fifth amendment to revolving loan agreement, promissory note and other loan documents dated as of January 30, 2009 (the revolving loan agreement dated October 9, 2003 as amended by the first amendment to revolving loan agreement, promissory note and other loan documents dated April 11, 2005, the second amendment to revolving loan agreement, promissory note and other loan documents dated as of September 29, 2006, the third amendment to revolving loan agreement, promissory note and other loan documents dated August 31, 2007,  the fourth amendment to revolving loan agreement, promissory note and other loan documents dated December 28, 2007 and the fifth amendment to revolving loan agreement, promissory note and other loan documents dated as of January 30, 2009 are hereinafter collectively referred to as, the “Loan Agreement”);

M. In connection with the fifth amendment, Borrower executed and delivered to Lender its promissory note in the original principal amount of $2,500,000.00 dated as of January 30, 2009 (the “Second Restated Revolving Note”);

N. Borrower and Guarantor acknowledge that the Revolving Loan and the Second Restated Revolving Note matured on October 1, 2009, that Borrower failed to maintain the minimum Effective Tangible Net Worth covenant for the period ended September 30, 2009 as required by Section 9.19 of the Loan Agreement and the Debt Service Coverage Ratio covenant for the period ended September 30, 2009 as required by Section 9.21 of the Loan Agreement which failures constitute Defaults and Events of Defaults under the Loan Agreement and that Borrower has failed to pay the Revolving Loan and the Second Restated Revolving Note in full;

O. Notwithstanding these Defaults and Events of Defaults under the Loan Agreement and Borrower’s failure to pay the Revolving Loan and the Second Restated Revolving Note on October 1, 2009, Borrower and Guarantor requested that Lender (i) not demand immediate payment in full of all Obligations of Borrower to Lender; and (ii) not commence collection action against Borrower and Guarantor through April 30, 2010 (the “Forbearance Period”) while Borrower attempts to finance the Obligations with another lender and/or sell all or a portion of its assets and/or find investors for Borrower’s business to provide funds to pay the Obligations in full;

P. At Borrower’s request and subject to strict compliance with the terms and conditions of a forbearance agreement among Borrower, Guarantor and Lender dated January 11, 2010 (the “Forbearance Agreement”), Lender agreed, during the Forbearance Period, (i) to refrain from demanding immediate payment in full of all Obligations; and (ii) not to commence collection action against Borrower and Guarantor during the Forbearance Period while Borrower attempted to finance the Obligations with another lender and/or sell all or a portion of its assets and/or find investors for Borrower’s business to provide funds to pay the Obligations in full;

Q. Borrower and Guarantor have now requested that Lender (i) not demand immediate payment in full of all Obligations of Borrower to Lender; and (ii) not commence collection action against Borrower and Guarantor through July 31, 2010 (the “Extended Forbearance Period”) while Borrower continues to attempt to finance the Obligations with another lender and/or sell all or a portion of its assets and/or find investors for Borrower’s business to provide funds to pay the Obligations in full; and

R. At Borrower’s request and subject to strict compliance with the terms and conditions of this first amendment to the forbearance agreement (the “First Amendment”) as set forth below, Lender will, during the Extended Forbearance Period, (i) refrain from demanding immediate payment in full of all Obligations; and (ii) not commence collection action against Borrower and Guarantor during the Extended Forbearance Period while Borrower attempts to finance the Obligations with another lender and/or sell all or a portion of its assets and/or find investors for Borrower’s business to provide funds to pay the Obligations in full.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

1. Borrower and each Guarantor again acknowledge that various Defaults and Events of Defaults have occurred in connection with Borrower’s credit facility and are continuing.  By reason of such Defaults and Events of Default and given the fact that the Revolving Loan and the Second Restated Revolving Note (the “Note”) have matured, Lender has and had an immediate right to demand payment in full of all Obligations and has and had no obligation to refrain from commencing collection action against Borrower and/or each Guarantor to collect the outstanding amounts due on all Obligations. Borrower and each Guarantor again acknowledge and recognize that Lender’s willingness to continue to refrain from demanding immediate payment in full of all Obligations and not commence collection action is in the sole and absolute discretion of Lender.

2. Borrower and Guarantor again acknowledge that all Obligations under the Loan Agreement are payable on DEMAND.  Borrower and each Guarantor again acknowledge and recognize that even though all Obligations have matured including, without limitation, the Revolving Loans, Borrower and each Guarantor is obligated to strictly comply with the terms and conditions of the Loan Agreement and the other documents executed and/or delivered in connection with the Loan Agreement (the “Loan Documents”) so long as any Obligation remains unpaid.  So long as no other Default or Event of Default occurs under the Loan Agreement or any other Loan Document and Borrower and each Guarantor strictly comply with the terms and conditions of this First Amendment, the Forbearance Agreement, the Loan Agreement and the other Loan Documents, Lender will not demand immediate payment in full of the Obligations and not institute suit to collect the Obligations or foreclose on the Collateral during the Extended Forbearance Period.  NO FURTHER FUNDS WILL BE ADVANCED UNDER THE REVOLVING LOAN.

3. Borrower and each Guarantor again acknowledge that Lender has a perfected first position security interest in all tangible and intangible assets of each such entity whether now owned or hereinafter acquired.

4. Borrower shall pay Lender an additional forbearance fee of $15,000.00 which shall be due, earned and payable upon execution of this First Amendment.

5. By not later than April 27, 2010, time being of the essence, Borrower and each Guarantor shall have executed this First Amendment and returned the same to Lender together with the forbearance fee of $15,000.00 otherwise this offer by Lender will terminate and be of no further force and effect.

6. Immediately upon execution of this First Amendment by Borrower and each Guarantor:

(a) Borrower and each Guarantor shall fully and strictly comply with all existing terms and conditions of the Note, the Loan Agreement, the other Loan Documents, the Forbearance Agreement and this First Amendment;

(b) Borrower shall direct and instruct its current accountants to completely and fully communicate with Lender and its representatives regarding Borrower’s business;

(c) Borrower and each Guarantor shall fully and completely cooperate with Lender and its representative in connection with the revolving credit facility, the Forbearance Agreement and this First Amendment.

7. So long as the Extended Forbearance Period is in effect, Borrower shall pay all accrued but unpaid interest monthly on the first day of each month on the outstanding amount of all Obligations.  In addition, Borrower and each Guarantor shall cause the outstanding principal balance of the Revolving loan to be reduced by making monthly payments of principal of $35,000.00 on May 15, 2010, June 15, 2010, and July 15, 2010, time being of the essence, and the outstanding balance of the Revolving Loan on July 31, 2010, time being of the essence.

8. Borrower and each Guarantor acknowledge that the Obligations are and shall continue to incur interest at the Default Rate of interest pursuant to the provisions of the Loan Agreement, the other Loan Documents and the Forbearance Agreement until all Obligations are paid in full.

9. To induce Lender to enter into this First Amendment, Borrower and Guarantor shall, not later than May 6, 2010, time being of the essence, deliver to Lender an executed opinion of counsel for Borrower and each Guarantor from a law firm of recognized standing acceptable to Lender and in form and content acceptable to Lender in its sole and absolute discretion.

10. Borrower and each Guarantor represent and warrant to Lender that there has been no change in any of the information contained in the company certificates dated January 11, 2010 delivered by Borrower, Casey Systems Inc., Casey Fire Systems Inc. and Casey Systems Technologies Inc. to Lender.

11. By executing this First Amendment, Borrower and each Guarantor specifically acknowledge that Lender’s agreement to forbear demanding immediate payment in full of all Obligations and from vigorously pursuing collection action and exercising its rights and remedies pursuant to the Note, the Loan Agreement, the other Loan Documents and the Forbearance Agreement for the period from the date hereof through July 31, 2010, does not constitute:

(a) any cure of any existing Default or Event of Default under the Note, the Loan Agreement, any other Loan Document or the Forbearance Agreement;

(b) any waiver of any Default or Event of Default under the Note, the Loan Agreement, any other Loan Document or the Forbearance Agreement by Lender; or

(c) an agreement on the part of Lender to extend the maturity date of the Note, the Revolving Loan or any of Borrower’s other obligations under the Note, the Loan Agreement, any other Loan Document, the Forbearance Agreement, this First Amendment or the Extended Forbearance Period.

BORROWER AND EACH GUARANTOR UNDERSTAND AND ACKNOWLEDGE THAT THE LENDER HAS NOT AGREED TO EXTEND THE EXTENDED FORBEARANCE PERIOD BEYOND JULY 31, 2010.

12. Borrower and each Guarantor by executing this First Amendment confirm that all of the representations and warranties set forth in the Loan Agreement are true and correct and that all covenants of Borrower described therein have been performed.  As of the date hereof, there have been no changes to the information set forth in Schedules 5.2, 5.3, 5.8, 5.9, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18 and 5.23 of the Loan Agreement, copies of which are annexed hereto except as set forth in such schedules.

13. Borrower and each Guarantor understand and acknowledge that the Extended Forbearance Period is being afforded solely to provide Borrower with a period of time within which Borrower may attempt to finance the Obligations with another lender, and/or sell all or a portion of its assets and/or find investors for Borrower’s business to provide funds to pay the Obligations in full.

14. Borrower and each Guarantor declare that it has been given the opportunity to be advised by legal counsel of its choice in connection with this First Amendment and acknowledge that it is not relying on any representations or advice of Lender or its lawyers; that it is not acting under any misrepresentation or misapprehension as to this First Amendment’s legal effect, and that it has not been executed by it under duress.

15. As a condition of this First Amendment, each Guarantor expressly reaffirms its respective obligations pursuant to any guaranty previously executed and delivered to Lender by such Guarantor.

16. Except as expressly changed hereby, all of the terms and conditions of the Second  Restated Revolving Note, the Loan Agreement, the other Loan Documents and the Forbearance Agreement, and each other agreement executed and/or delivered by Borrower or any Guarantor to Lender, remain in full force and effect. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meaning given to such terms in the Loan Agreement, the other Loan Documents and the Forbearance Agreement.

17. This First Amendment contains the final expression of the parties with regard to the subject matter hereto.  No prior course of dealing, discussions, representations or negotiations between the parties, and no oral or extrinsic evidence of any nature shall be used to supplement or modify any term of this First Amendment.  Borrower and each Guarantor affirm that no understanding, agreement, or representation which is inconsistent or in conflict with the terms of this First Amendment has been made by or on behalf of Lender with respect to the Defaults and Events of Default identified, or other provisions of this First Amendment.

18. In the event any action, proceeding or arbitration is instituted to enforce or interpret any of the terms of this First Amendment, including any action or participation in or in connection with a case or proceeding under any Chapter of the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to such sum as the court or arbitrator may adjudge reasonable as attorney fees, whether the fees be at trial, hearing or on appeal from any judgment, order or decree entered therein.  In addition to the foregoing, and whether or not any court action or arbitration is involved, Borrower and each Guarantor agree to pay all attorney and other third party fees incurred by Lender for the protection of its interests or its Collateral, or enforcement of its rights hereunder and the Note, the Loan Agreement the other Loan Documents and the Forbearance Agreement, including, without limitation, the legal fees and disbursements already incurred by Lender in connection with Borrower’s Defaults and Events of Default under the Note, the Loan Agreement the other Loan Documents, the Forbearance Agreement and this First Amendment.

19. Each and every right, remedy and power hereby granted to Lender or allowed it by law or other agreement, shall be cumulative and shall not be exclusive of any other right, remedy and power, and may be exercised concurrently, consecutively or separately by Lender.  No failure or neglect on the part of Lender to exercise and no delay in exercising any right, remedy or power hereunder, under any other agreement, any other document, or by law, shall in any way reduce, condition or limit Borrower’s or any Guarantor’s obligations pursuant to this First Amendment with Lender.

20. Lender and Borrower intend that the relationship between Lender and Borrower shall be that of creditor and debtor.  Nothing contained herein or in any document referred to herein or executed or delivered in connection herewith shall be deemed or construed to create control of Borrower's business or enterprise, a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Lender and Borrower.  Lender shall not be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any Guarantor with respect to its business or otherwise.  All obligations to pay real property and other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation, or occupancy of the business and property of Borrower or any Guarantor and to perform all other agreements and contracts relating thereto shall be the sole responsibility of Borrower or such Guarantor.  Consistent with the terms and provisions of this First Amendment, Borrower and each Guarantor shall be free to determine and follow its own policies and practices in the conduct of its business.

21. After the expiration or  termination of the Extended Forbearance Period, nothing contained herein shall limit the right of Lender: (i) to foreclose against any real or personal property or Collateral; (ii) to exercise self-help remedies, such as set off or repossession; or (iii) to obtain provisional remedies or process such as injunctive relief or the appointment of a receiver.  The commencement and maintenance of an action for judicial relief, pursuit of provisional remedies or the exercise of self-help remedies shall not constitute a waiver of any other right or remedy.

22. Borrower and each Guarantor again acknowledge and recognize there is no cure or notice period in connection with the failure by Borrower or any Guarantor to fully or completely comply with the terms and conditions of the Loan Agreement, the other Loan Documents, the Forbearance Agreement and/or this First Amendment.  Upon expiration or termination of the Extended Forbearance Period or if there is further deterioration in the financial condition of Borrower or any Guarantor, Lender shall have the right to immediately exercise any and all rights and remedies provided under the Note, the Loan Agreement, the other Loan Documents, the Forbearance Agreement and this First Amendment or provided in law or in equity.

23. This First Amendment may be executed in any number of counterparts and by each party on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same First Amendment.

24. Borrower acknowledges that discussions may take place between itself and Lender concerning additional modifications of the Note, the Loan Agreement, the Forbearance Agreement and this First Amendment after the date hereof.  Lender in its sole and absolute discretion may terminate any such discussions at any time and for any reason or no reason and Lender shall have no liability for failing to engage in or terminating any such discussions.  While the parties hereto may reach preliminary agreement as to the modification of one or more provisions of the Note, the Loan Agreement, the Forbearance Agreement and/or this First Amendment, none of the undersigned shall be bound by any agreement on any individual point until agreement is reached on every issue and the agreement on all such issues has been reduced to a written agreement signed by Lender and Borrower.  Further, the Loan Agreement, the Forbearance Agreement and this First Amendment may only be amended by a written agreement executed by Borrower and Lender and no negotiations or other actions undertaken by Lender shall constitute a waiver of Lender's rights under the Note, the Loan Agreement, the other Loan Documents, the Forbearance Agreement and/or this First Amendment except to the extent specifically set forth in a written agreement complying with the provisions of this paragraph.

25. Borrower and each Guarantor acknowledge and recognize that this document is not binding upon Lender unless and until it is executed by Lender.  Further that this document does not constitute an agreement to enter into any such amendment to the Forbearance Agreement with respect to the Revolving Loan unless and until it is executed by Lender.  Until executed by Lender, Lender reserves the right to change the terms and conditions set forth in this document, and to terminate any discussions with respect to entering into any amendment to the Forbearance Agreement with Borrower and Guarantor.

26. Borrower and each Guarantor by executing this Agreement acknowledges that there is due and owing on the Note as of April 23, 2010 the principal sum of $ 1,185,006.91, which sum is not subject to any defense, counterclaim or set-off.  Without limiting the forgoing, Borrower and each Guarantor hereby release Lender, and the additional Released Parties described below from all Released Claims.

(a) “Released Claims” means any and all claims, demands, causes of action, actions, rights, liabilities, contract obligations, damages, attorneys’ fees, costs, torts, suits, debts, sums of money, accountings, reckonings, bills, covenants, controversies, agreements, promises, variances, trespasses, extents and executions whatsoever, at law or in equity or otherwise, whether direct or indirect, known or unknown, which Borrower or any Guarantor now owns or holds, or has at any time heretofore owned or held, or may in the future own or hold, against the persons and entities being released or any of them, in any capacity, which are or may be based upon any facts, acts, omissions, conduct, purchases, representations, contracts, agreements, events, causes or matters of any kind occurring or existing at any time on or before the date this First Amendment is signed by Borrower and each Guarantor whether or not arising in connection with the Note and the Revolving Loan.

(b) Notwithstanding the foregoing, this release shall not extend to any obligations of Lender specifically undertaken in this First Amendment.

(c) This release extends to and inures to the benefit of Lender and the following Additional Released Parties: all of Lender’s past and present shareholders, officers, directors, agents, employees, representatives, partners, attorneys, accountants, insurers, employee benefit plans, parents, subsidiaries, affiliates, predecessors, successors, transferees, assigns, and related entities thereof, and all past and present shareholders, officers, directors, agents, employees, marital communities, representatives, partners, attorneys and accountants of any of those persons and entities.

(d) This release shall bind Borrower, each Guarantor and their respective heirs, survivors, legatees, executors, personal representatives, receivers, trustees, marital communities, successors, predecessors, subrogees, transferees and assigns.

(e) Borrower and each Guarantor represent, warrant and agree:  (i) such party understands it and he is releasing potentially unknown claims in connection with the Note and Revolving Loan or otherwise; (ii) that this release is fairly and knowingly made; (iii) that such party is aware that it and he may have limited knowledge with respect to certain of the Released Claims; and (iv) the parties specifically allocate the risk of any mistake by Borrower or any Guarantor in entering into this release to Borrower and such Guarantor, respectively.

27. Lender is attempting to collect a debt, and any information obtained by Lender will be used for that purpose.

28. This First Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals or caused these presents to be signed by their proper corporate officers and their proper corporate seals to be affixed hereto day and year first written above.

WITNESS:	SYNERGX SYSTEMS INC.

By:
John A. Poserina, Secretary	Name: Paul Mendez
Title: Chief Executive Officer

WITNESS:	TD BANK, N.A.

By:
Name: Mark Murray
Title: Vice President

WITNESS:	CASEY SYSTEMS, INC., Guarantor

By:
John A. Poserina, Secretary	Paul Mendez, President

[SIGNATURES CONTINUE NEXT PAGE]

WITNESS:	CASEY FIRE SYSTEMS INC., Guarantor

By:
John A. Poserina, Secretary	Paul Mendez, President

WITNESS:	CASEY SYSTEMS TECHNOLOGIES INC.,
Guarantor

John A. Poserina, Secretary	Paul Mendez, President

Schedule 5.2

Other Corporate and Fictitious Names

None

Schedule 5.3

Subsidiaries and Affiliates

Subsidiaries

Casey Systems Inc.
Casey Fire Systems Inc.
Casey Systems Technologies Inc.
Pyrotech Service Inc.
System Service Technology Corp.
FT Clearing
Casey Design Group Ltd.
Comco Technologies Inc.

Affiliates

Fire Indicating Recording Equipment Inc.

Schedule 5.8

Real Estate

1.           Owned Facilities:  None

Owned within the last 5 years:  None.

2.           Leased Properties:

209 Lafayette Drive, Syosset, New York
39-27 59th Street, Woodside, New York 11377

Leased Properties within the last 5 years:

253 West 35th Street, New York, New York

Schedule 5.9

Registered Patents, Trademarks And Copyrights

None

Schedule 5.13

Litigation

A present employee alleges that former president of Casey Systems sexually harassed her and the Company failed to act when she complained regarding the harassment and that the Company retaliated against her.

The Company submitted its position statement to the EEOC and there has been no decision or other information from the EEOC regarding this charge.

The Company denies all allegations and has insurance to cover this allegation.  The Company has provided for the $25,000 deductible in its financial statements as of September 30, 2008

Schedule 5.14

Locations of Records Relating to Receivables

For all Companies
209 Lafayette Drive, Syosset, New York 11791

For Casey Systems Inc. and Casey Fire Systems Inc.

39-27 59th Street, Woodside, New York 11377

Schedule 5.15

Inventory Locations

For all Companies
209 Lafayette Drive, Syosset, New York 11791

For Casey Systems Inc. and Casey Fire Systems Inc.

39-27 59th Street, Woodside, New York 11377

Schedule 5.16

Equipment Locations

. For all Companies
209 Lafayette Drive, Syosset, New York 11791

For Casey Systems Inc. and Casey Fire Systems Inc.

39-27 59th Street, Woodside, New York 11377

Schedule 5.17

Liens

None

Schedule 5.18

Indebtedness

Company	Balance

Ford Credit	$5,466.12 Ford Van 2006
P.O. Box 220564
Pittsburgh, PA 15257
Account #040495619

Ford Credit	$6,445.11 Ford Van 2006
P.O. Box 220564
Pittsburgh, PA 15257
Account #040495462

Ford Credit	$8,137.48 Ford Van 2006
P.O. Box 220564
Pittsburgh, PA 15257
Accounts #041561108

Ford Credit	$8,638.29 Ford Van 2006
P.O. Box 220564
Pittsburgh, PA 15257
Account #041561157

Ford Credit	$11,576.59 Ford Ranger 2008
P.O. Box 220564
Pittsburgh, PA 15257
Account #043476283

Schedule 5.23

List of Bank and Securities Accounts

Company	Account #	Bank – Address

Synergx Systems	954-042387	HSBC
603 Jericho Turnpike
Syosset, NY 11791

	3982198189	TD Banknorth, N.A.
1000 MacArthur Blvd.
Mahwah, NJ 07430

Casey Systems	954-703839	HSBC
603 Jericho Turnpike
Syosset, NY 11791

	954-053729	HSBC
603 Jericho Turnpike
Syosset, NY 11791

	3982198202	TD Banknorth, N.A.
1000 MacArthur Blvd.
Mahwah, NJ 07430

Citizens Business	954-71002-9	HSBC
Credit Company as		603 Jericho Turnpike
Agent for Casey		Syosset, NY 11791
Systems Inc.

Systems Service	954-703880	HSBC
Technology		603 Jericho Turnpike
Syosset, NY 11791

FT Clearing	954-700058	HSBC
603 Jericho Turnpike
Syosset, NY 11791

Casey Fire Systems Inc.	954-073444	HSBC
603 Jericho Turnpike
Syosset, NY 11791

Casey Systems Technologies Inc.	954-073266	HSBC
603 Jericho Turnpike
Syosset, NY 11791